                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

         2. Said Articles Supplementary were filed by the Corporation on January
         28, 1999.

         3. The Articles requiring correction as previously filed are as follows:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has duly established a new series of shares titled American Century Equity Index Fund (hereinafter referred to as a "Series") for the Corporation's stock and has allocated
Seventy-five Hundred Million (75,000,000) shares of the One Billion One Hundred
Million (1,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Seven
Hundred Fifty Thousand Dollars ($750,000) to the new Series. As a result of the action taken by the Board of Directors referenced in Article FIRST of these
Articles Supplementary, the five (5) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

    Series                                  Number of Shares       Aggregate Par Value
    ------                                  ----------------       -------------------
American Century Value Fund                  625,000,000              $6,250,000

American Century Equity Income Fund          200,000,000              $2,000,000

American Century Real Estate Fund            100,000,000              $1,000,000

American Century Small Cap Value Fund        100,000,000              $1,000,000

American Century Equity Index Fund            75,000,000               $ 750,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established two (2)
classes of shares (each hereinafter referred to as a "Class") for the new Series of the capital stock of the Corporation and (b) has allocated the shares designated to the new Series in Article FIRST above among the Classes of shares.
As a result of the action taken by the Board of Directors, the Classes of shares of the five (5) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                            Number of Shares       Aggregate
      Series Name                         Class Name         as Allocated          Par Value
      -----------                         ----------         ------------          ---------

American Century Value Fund               Investor           500,000,000          $5,000,000
                                          Institutional       50,000,000             500,000
                                          Service                      0                   0
                                          Advisor             75,000,000             750,000

American Century Equity Income Fund       Investor           125,000,000          $1,250,000
                                          Institutional       25,000,000             250,000
                                          Service                      0                   0
                                          Advisor             50,000,000             500,000

American Century Real Estate Fund         Investor            50,000,000           $ 500,000
                                          Institutional       25,000,000             250,000
                                          Advisor             25,000,000             250,000

American Century Small Cap Value Fund     Investor            50,000,000           $ 500,000
                                          Institutional       25,000,000             250,000
                                          Advisor             25,000,000             250,000

American Century Equity Index Fund        Investor            50,000,000           $ 500,000
                                          Institutional       25,000,000             250,000

         4. The allocated shares and aggregate par value for the American
Century Value Fund and the American Century Equity Index Fund as listed in the
First Article above is hereby corrected to read as follows:

                                            Number of Shares      Aggregate Par Value
                                            ----------------      -------------------
American Century Equity Income Fund         525,000,000              $5,250,000
American Century Equity Index Fund          175,000,000              $1,750,000.

         5. The allocation of shares among the Classes of shares as listed in the Second Article above is hereby corrected to read as follows:

-------------------------------------------------- -------------------- ------------------------ ---------------------
                                                                               Number of Shares             Aggregate
                   Series Name                     Class Name                      as Allocated             Par Value

-------------------------------------------------- -------------------- ------------------------ ---------------------
-------------------------------------------------- -------------------- ------------------------ ---------------------
American Century Value Fund                        Investor                         400,000,000            $4,000,000
                                                   Institutional                     50,000,000               500,000
                                                   Service                                    0                     0
                                                   Advisor                           75,000,000               750,000

-------------------------------------------------- -------------------- ------------------------ ---------------------
-------------------------------------------------- -------------------- ------------------------ ---------------------
American Century Equity Index Fund                 Investor                          50,000,000             $ 500,000
                                                   Institutional                    125,000,000             1,250,000

-------------------------------------------------- -------------------- ------------------------ ---------------------

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused this Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Assistant Vice President and attested to by its Assistant Secretary on this 12th day of May, 1999.

                                                     AMERICAN CENTURY CAPITAL
ATTEST:                                              PORTFOLIOS, INC.

/s/David H. Reinmiller                           By:  /s/Charles A. Etherington
Name:  David H. Reinmiller                     Name:  Charles A. Etherington
Title: Assistant Secretary                    Title:  Assistant Vice President

         THE UNDERSIGNED Assistant Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Certificate of Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  May 12, 1999.                                /s/Charles A. Etherington
                                                     Charles A. Etherington
                                                     Assistant Vice President